UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2004

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 23, 2004, Endeavour International Corporation, through its subsidiary Endeavour Energy Norge AS, completed the acquisition of a majority interest in OER Oil AS (OER), a privately held Norwegian exploration and production company based in Oslo, for approximately US$27.6 million in cash. Following the closing, Endeavour holds the approximately 76 percent interest in OER previously held by Lundin Petroleum B.V.

Endeavour has previously announced that it has entered into agreements to acquire the remaining minority interests in OER. The acquisition of the minority interests is expected to close within 60 days subject to necessary government approvals. The minority interests will be purchased for a combination of Endeavour common stock and cash.

OER’s asset base includes the following:
- A 4.4 percent working interest in the Brage field operated by Norsk Hydro.
- A 2.5 percent working interest in the Njord oil and gas field operated by Norsk Hydro.
- A 49 percent working interest in the Agat gas and condensate discovery operated by RWE.
- Exploration upside in the Brage, Njord and Agat areas.
- Tax benefits with an approximate future economic value of US$12 million.

Current production from OER net interests in the Brage and Njord fields is approximately 2,000 barrels of oil per day (BOPD).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

OER has an outstanding debt agreement with Handelsbanken. The maximum amount of the debt is Norwegian Kroner (NOK) 65,000,000 (approximately US$11 million), of which NOK 57,000,000 (approximately US$9 million) is currently outstanding, and bears interest at the 6-month Norwegian Inter-Bank Offering Rate (NIBOR) plus 1.4%. The debt is repayable in semi-annual installments through January 2006. In addition, Handelsbanken has provided a guarantee of up to NOK 16,000,000 (approximately US$3 million) to the operator of the Brage and Njord fields and the Norwegian Ministry of Petroleum and Energy for the abandonment and decommissioning costs for these fields.

The debt agreement contains customary covenants, including but not limited to, limitations on OER's ability to incur liens, make acquisitions and investments, or sell or transfer assets. Additionally, OER may not permit its book equity to fall below 25%.

The foregoing summary of the terms of the debt agreement is qualified in its entirety by reference to the debt agreement, as amended, attached hereto as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

10.1 - Debt agreement between OER Oil AS and Handelsbanken.
10.2 - Amendment to debt agreement between OER Oil AS and Handelsbanken.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 30, 2004	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Debt agreement between OER and Handelsbanken
10.2	Amendment to debt agreement between OER and Handelsbanken